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Exhibit 99.2

Samsonite Withdraws Proposed Private Offering of Notes

        DENVER, Colorado, May 13, 2004—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today announced that the Company has withdrawn its previously announced proposed private offering of senior notes and senior subordinated notes due to current market conditions.

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The Company is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, backpacks, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN® and SAMSONITE® black label.

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  Exhibit 99.2